Exhibit 99.1

CONTACT:
Edward B. Kornfeld
Senior Vice President
Chief Financial Officer
Porta Systems Corp.
(516) 364-9300

                              FOR IMMEDIATE RELEASE

               PORTA SYSTEMS CORP. REPORTS RESULTS FOR THE QUARTER
                    AND NINE MONTHS ENDED SEPTEMBER 30, 2003

Syosset, NY - November 14, 2003 - Porta Systems Corp. (OTC.BB:PYTM) today reported operating income for the quarter ended September 30, 2003 of $104,000 compared to an operating loss of $404,000 for the quarter ended September 30, 2002. Overall, the Company recorded a net loss of $214,000, $(0.02) per share (basic and diluted) versus a net loss of $696,000, $(0.07) per share (basic and diluted), for the quarters ended September 30, 2003 and 2002, respectively.

The Company reported an operating loss for the nine months ended September 30, 2003 of $1,993,000 compared to an operating loss of $3,225,000 for the nine months ended September 30, 2002. The Company recorded an overall net loss of $ 2,681,000, $(0.27) per share (basic and diluted) versus a net loss of $4,221,000, $(0.42) per share (basic and diluted) for the nine months ended September 30, 2003 and 2002, respectively.

Sales for all units were $5,787,000 for the quarter ended September 30, 2003 versus $5,093,000 for the quarter ended September 30, 2002, an increase of approximately $694,000 (14%). The improvement in the third quarter of 2003 over the third quarter of 2002 resulted solely from a 28% increase in Copper Connection/Protection sales, which increased to $3,712,000 versus $2,894,000 for the third quarter of 2002. This increase reflects significant increased sales to customers in the United Kingdom. Signal Processing sales for the quarter ended September 30, 2003 were virtually flat at $952,000 versus $956,000 for the quarter ended September 30, 2002. OSS sales were $860,000 for the quarter ended September 30, 2003 versus $1,004,000 for the quarter ended September 30, 2002, a decrease of $144,000 (14%). The decreased OSS sales during the quarter resulted from lower levels of contract completion compared to the similar period of the prior year and from our inability to secure new OSS orders.

                                    - more -

Porta Systems Corp. Press Release                                         Page 2
November 14, 2003

Sales for all units were $14,125,000 for the nine months ended September 30, 2003 versus $16,329,000 for the nine months ended September 30, 2002, a decrease of approximately $2,204,000 (13%). Copper Connection/Protection sales for the nine months ended September 30, 2003 were $7,944,000 versus $7,126,000 for the nine months ended September 30, 2002, an increase of $818,000 (11%). The increase for the quarter reflects significant increased sales to customers in the United Kingdom which were offset by lower levels of sales in our other two business units.

Signal Processing sales for the nine months ended September 30, 2003 were $3,023,000 versus $3,368,000 for the nine months ended September 30, 2002, a decrease of $345,000 (10%). This decrease in Signal sales for the nine months resulted from a shortage of materials due to our financial difficulties. OSS sales were $2,450,000 for the nine months ended September 30, 2003 versus
$5,240,000 for the nine months ended September 30, 2002, a decrease of approximately $2,790,000 (53%). The decreased OSS sales during the quarter resulted from lower levels of contract completion compared to the similar period of the prior year and by our inability to secure new OSS orders.

Gross margin for all business units, for the nine months ended September 30, 2003, was 29% compared to 31% for the nine months ended September 30, 2002. Gross margin for all business units, for the quarter ended September 30, 2003, was 36% compared to 40% for the quarter ended September 30, 2002. Copper Connection/Protection margins rose during the quarter and nine months ended September 30, 2003, as compared to 2002, due to increased revenue, as noted above, which enabled us to better absorb manufacturing overhead. These gains were offset by lower margins from the OSS business unit during the three and nine months ended September 30, 2003 as compared to 2002, resulting in part from the underabsorption of fixed expenses of this business unit due to the low revenue levels. The Signal margins also increased, primarily from the better absorption of overhead.

Operating expenses for the quarter and nine months ended September 30, 2003 decreased by $474,000 (20%) and by $2,134,000 (26%), respectively, when compared to last year's quarter and nine months. The decreases, for the quarter and the nine months, were due to reduced personnel and consulting services and commissions reflecting our current level of business. The nine months of 2002 included a charge for a goodwill impairment loss of $800,000.

Interest expense decreased for the nine months by $548,000 (37%) from $1,488,000 in 2002 to $940,000 in 2003. This reduction is attributable to our agreement with our senior lender, which provides that the old loan in the principal amount of approximately $23,000,000 bears no interest from March 1, 2002 until such time as the lender, in its sole discretion, resumes interest charges. The senior lender has not resumed interest charges.

                                    - more -

Porta Systems Corp. Press Release                                         Page 3
November 14, 2003

The Company's Copper Connection/Protection business unit operated profitably during the quarter and nine months of 2003, with operating income of $821,000 and $806,000 for the quarter and nine months, respectively. The Signal Processing unit operated profitably during the quarter and nine months of 2003, with operating income of $255,000 and $814,000, respectively. The OSS unit incurred operating losses of $315,000 and $1,648,000 for the quarter and nine months of 2003, respectively.

For the nine months ended September 30, 2003, the Company recorded a tax benefit for settling an outstanding tax obligation of $274,000 of one of its subsidiaries for $30,000. As of September 30, 2003, the Company's debt includes $25,303,000 of senior debt, which was extended to January 15, 2004. If the senior lender does not extend the maturity date of the Company's obligations past January 15, 2004, and demands payment of all or a significant portion of the debt, it may be necessary for the Company to seek protection under Bankruptcy Code. The Company's financial condition and stock price effectively preclude it from raising funds through the issuance of debt or equity securities.

The Company has no source of funds other than operations, and the current cash flow is negative. The Company also does not have any prospects of obtaining an alternate senior lender to replace its present lender. The Company has been seeking to raise funds from the sale of one or more of its divisions and was recently engaged in negotiations with respect to the potential sale of assets of one of its divisions. These negotiations have been terminated. Furthermore, past negotiations with respect to the sale of the Company's divisions have also not resulted in agreements.

Porta Systems Corp. designs, manufactures, markets and supports communication equipment used in telecommunications, video and data networks worldwide.

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those

                                    - more -

Porta Systems Corp. Press Release                                         Page 4
November 14, 2003

risks discussed from time to time in the Company's filings with the Securities and Exchange Commission filings, including the Risk Factors included in the Form 10-K for the year ended December 31, 2002 and the Management's Discussion and Analysis of Financial Conditions and Results of Operations in the Form 10-K for the year ended December 31, 2002 and the Form 10-Q for the quarter ended September 30, 2003. In addition, general industry and market conditions and growth rates, and general economic conditions could affect such statements. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                            -See Accompanying Table-

                      Porta Systems Corp. and Subsidiaries
                 Condensed Consolidated Statement of Operations
                   Quarter and nine months ended September 30,
                      (in thousands except per share data)

                                                             Quarter ended                 Nine months ended
                                                             September 30,                   September 30,
                                                         2003            2002            2003             2002
                                                     ------------    ------------    ------------    ------------
Sales                                                   $ 5,787        $ 5,093         $ 14,125         $ 16,329
                                                        -------        -------         --------         --------

Gross profit                                              2,059          2,025            4,119            5,021

Total operating expenses                                  1,955          2,429            6,112            8,246

                                                        -------        -------         --------         --------

Operating Income/(loss)                                     104           (404)          (1,993)          (3,225)

Interest expense, net                                      (313)          (309)            (939)          (1,483)

Gain on sale of investment in
        joint venture                                        --            450               --              450

Other income                                                 --             30              (26)              60
                                                        -------        -------         --------         --------
Loss before income taxes                                   (209)          (683)          (2,958)          (4,198)

Income tax benefit (expense)                                 (5)           (13)             277              (23)
                                                        -------        -------         --------         --------

Net loss                                                $  (214)       $  (696)        $ (2,681)        $ (4,221)
                                                        =======        =======         ========         ========

Per share data:
Basic per share amounts:

Net loss per share                                      $ (0.02)       $ (0.07)        $  (0.27)        $  (0.42)
                                                        =======        =======         ========         ========

Weighted average shares
        Outstanding                                       9,972          9,972            9,972            9,961
                                                        =======        =======         ========         ========

Diluted per share amounts:

Net loss per share                                      $ (0.02)       $ (0.07)        $  (0.27)        $  (0.42)
                                                        =======        =======         ========         ========

Weighted average shares
        Outstanding                                       9,972          9,972            9,972            9,961
                                                        =======        =======         ========         ========

                                       ###